                           PUBLISHING AGREEMENT


                           SIMON & SCHUSTER, INC.

                             (the "Publisher")

                                   and

                      CALIFORNIA CULINARY ACADEMY, INC.

                               (the "Author")

                                   agree:


      FIRST: The Author

A. shall deliver to the Publisher FOUR literary works now untitled, but referred to herein as

                     CALIFORNIA CULINARY ACADEMY BOOK #1
                     CALIFORNIA CULINARY ACADEMY BOOK #2
                     CALIFORNIA CULINARY ACADEMY BOOK #3
                     CALIFORNIA CULINARY ACADEMY BOOK #4

(herein collectively referred to as the "Literary Work") on or before:
DECEMBER 1, 1996 (BOOK #1) AND MARCH 15, 1997 (BOOK #2), in Final Form on computer diskette with two double-spaced copies of the corresponding hard copy. MANUSCRIPT DELIVERY DATES FOR BOOK #3 AND BOOK #4 SHALL BE MUTUALLY AGREED UPON AT A LATER DATE. Each book comprising the Literary Work shall be approximately 224 book pages in length and they are described as follows:
BOOK #1 SHALL INVOLVE THE TECHNIQUE OF WRAPPING (DUMPLINGS, WONTONS, RAVIOLIS, BURRITOS, ETC.), COVERING THE FULL INTERNATIONAL RANGE. BOOK #2 SHALL DESCRIBE LOW-FAT COOKING TECHNIQUES. BOOK #3 SHALL DESCRIBE CHINESE/EASTERN COOKING TECHNIQUES. BOOK #4 SHALL DESCRIBE VEGETARIAN COOKING TECHNIQUES. EACH BOOK COMPRISING THE LITERARY WORK SHALL EMPHASIZE EXPLANATIONS OF THE TECHNIQUES, WITH APPROXIMATELY 100-125 REPRESENTATIVE RECIPES.

B. makes the warranties and representations set forth in Part Two Paragraphs 36-45 of the Basic Agreement;

C. grants and assigns to the Publisher;

       (i) all primary rights, except audio, video, calendar and electronic rights; and

      (ii) the shares provided in THIRD: A of this Publishing Agreement of the proceeds on disposition of the secondary rights; and

D. INTENTIONALLY DELETED.

      SECOND: The Publisher

A. shall publish the Literary Work in book form within 18 months after acceptance of the manuscript therefore;

B. shall pay the Author, as an advance against and on account of all monies accruing to Author under this Agreement, the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) payable as follows:

                     $100,000.00 on the signing of this Agreement;
                     $28,571.43 on the delivery and acceptance of the manuscript for Book #1, as satisfactory to the Publisher; $28,571.43 on the delivery and acceptance of a detailed outline for Book #2, as satisfactory to the Publisher; $28,571.43 on the delivery and acceptance of the manuscript for Book #2, as satisfactory to the Publisher; $28,571.43 on the delivery and acceptance of a detailed outline for Book #3, as satisfactory to the Publisher; $28,571.43 on the delivery and acceptance of the manuscript for Book #3, as satisfactory to the Publisher; $28,571.43 on the delivery and acceptance of a detailed outline for Book #4, as satisfactory to the Publisher; and $28,571.42 on the delivery and acceptance of the manuscript for Book #4, as satisfactory to the Publisher;

       (i) royalties at the following rates, based on the catalog retail price of every copy sold in the United States, less returns, for sales of the trade edition, exclusive of sales specified in subparagraph (iv) below:

           8% of catalog retail price on the first 50,000 copies sold; and 10% of catalog retail price on all copies sold thereafter;

      (ii) royalties at the following rates, based on the catalog retail price of every copy sold in the United States, less returns, for sales of the trade paperback edition, exclusive of sales specified in subparagraph (iv) below:

           6% of catalog retail price on all copies sold; and 7.5% of catalog retail price on all copies sold thereafter;

     (iii) 50% of the proceeds on disposition of the other primary rights, except as otherwise provided herein; and

      (iv) in accordance with the provisions in Part Five of the Basic Agreement, for sales by mail order, at special discount, for export or outside the United States, as unbound sheets, from reduced printings, to book clubs, or as excess stock, or for any [textbook,] large print or hardcover reprint editions, [on calendars and on Publisher's exercise of commercial rights, on electronic, audio or video editions] of the Literary Work published by the Publisher itself under one of its own imprints.

   A. shall share the proceeds on disposition of the secondary rights, except as otherwise provided herein, as follows:


      Dramatic Rights                    100% to Author         0% to Publisher
      Motion Picture Rights              100% to Author         0% to Publisher
      Theme Park Rights                  100% to Author         0% to Publisher
      Radio Rights                       100% to Author         0% to Publisher
      Television Rights                  100% to Author         0% to Publisher
     *First Periodical Rights             90% to Author        10% to Publisher
      Commercial Rights                  100% to Author         0% to Publisher
     *Foreign Language Rights             75% to Author        25% to Publisher
     *British Commonwealth Rights         75% to Author        25% to Publisher


      Publisher is authorized exclusively on behalf of the Author to dispose of such secondary rights as are preceded by an asterisk.

   B. shall be bound by all of the terms and conditions of the Basic Agreement which follows and which is made an integral part of this Publishing Agreement, and

   C. agree to the following special provisions, which shall prevail over any conflicting provisions in the Basic Agreement:

       (I) THE PUBLISHER SHALL CONSULT THE AUTHOR WITH RESPECT TO THE COVER AND INTERIOR DESIGN OF THE LITERARY WORK.

      (II) THE PUBLISHER SHALL PAY ANY AND ALL COSTS INCURRED IN CONNECTION WITH THE ILLUSTRATIONS AND PHOTOGRAPHS TO BE USED WITHIN THE LITERARY WORK.

     (III) THE AUTHOR SHALL ENGAGE A WRITER FOR THE BOOKS COMPRISING THE LITERARY WORK (THE "WRITER"), AND SUCH WRITER SHALL BE SUBJECT TO THE MUTUAL AGREEMENT OF THE AUTHOR AND THE PUBLISHER. THE AUTHOR SHALL ENGAGE SUCH WRITER PURSUANT TO A WRITTEN AGREEMENT AND THE AUTHOR SHALL BE RESPONSIBLE FOR ANY PAYMENTS DUE TO THE WRITER, IN ANY EVENT.


AUTHOR                                        SIMON & SCHUSTER, INC.


By   /s/ ALEXANDER M. HEHMEYER     (L.S.)     By
  ---------------------------------              ------------------------------
         President                                    AUTHORIZED SIGNATURE
Tax I.D.# or
Soc. Sec.#: 94-3042862
           ------------------------------
Citizenship: USA (California Corporation)
            -----------------------------
Dated 2/22/96
     ------------------------------------

                              BASIC AGREEMENT

         Relating to the Publishing Agreement dated January 17, 1996 between Simon & Schuster, Publisher, and California Culinary Academy, Inc.,
                Author, for publication of the work now entitled

                      CALIFORNIA CULINARY ACADEMY BOOK #1
                      CALIFORNIA CULINARY ACADEMY BOOK #2
                      CALIFORNIA CULINARY ACADEMY BOOK #3
                      CALIFORNIA CULINARY ACADEMY BOOK #4



                               Table of Contents


                                                             Page
                                                             ----
      PART ONE
           Definition of Terms..............................    5

      PART TWO
           Author's Warranties..............................   10

      PART THREE
           Extent of Grant..................................   12

      PART FOUR
           Copyright........................................   14

      PART FIVE
           Royalties and Other Payments.....................   14

      PART SIX
           Delivery of Manuscript and Correction of Proofs..   17

      PART SEVEN
           Delays in Publication............................   19

      PART EIGHT
           Disputes.........................................   20

      PART NINE
           Indemnification and Defense of Litigation........   20

      PART TEN
           Infringement by Others...........................   21

      PART ELEVEN
           Withdrawal from Publication......................   22

      PART TWELVE
           Breach by Publisher..............................   22

      PART THIRTEEN
           Miscellaneous Provisions.........................   22

                               Basic Agreement

                                  PART ONE

                              Definition of Terms


As used in this Basic Agreement and in the Publishing Agreement:

PRIMARY RIGHTS

   1. "Primary rights" shall mean all of the rights defined in Part One Paragraphs 2 through 14 inclusive. The territory within which such rights are exercisable is set forth in Part Three Paragraph 46.

TRADE EDITION RIGHTS, TRADE EDITIONS

   2. "Trade edition rights" shall mean the exclusive right to publish, or authorize others to publish, trade editions of the Literary Work referred to in the Publishing Agreement. "Trade Editions" shall mean the first edition of the Literary Work in hardcover book form, and all other editions in book form except those referred to in the following paragraphs.

BOOK CLUB RIGHTS

   3. "Book club rights" shall mean the exclusive right to authorize book clubs to print and sell the Literary Work in book form.

MASS MARKET AND TRADE PAPERBACK RIGHTS

   4. (a) "Mass market paperback rights" shall mean the exclusive right, after the publication of the first trade edition, to authorize others (not including book clubs) to publish paperback editions of the Literary Work in formats known in the publishing industry as designed primarily for mass market distribution through such channels as chain store outlets and news and magazine wholesalers.

      (b) "Trade paperback rights" shall mean the exclusive right to publish, or authorize others to publish, paperback editions of the Literary Work in formats known in the publishing industry as designed primarily for distribution through book trade channels.

CALENDAR RIGHTS

   5. "Calendar rights" shall mean the exclusive right to use, or to authorize others to use, all or any portion of the Literary Work as the basis for one or more calendars, which may include solely text and/or illustrations from the Literary Work or which may combine text and/or illustrations from the Literary Work with text and/or illustrations from other works. CALENDAR RIGHTS ARE RETAINED BY THE AUTHOR.

TEXTBOOK RIGHTS

   6. "Textbook rights" shall mean the exclusive right to publish, or to authorize others to publish, the Literary Work or any portion thereof in textbook form for distribution to or use in educational or other similar institutions. TEXTBOOK RIGHTS ARE RETAINED BY THE AUTHOR.

PERMISSIONS

   7. "Permissions" shall mean the exclusive right, after publication of the trade edition, to reproduce, or to authorize others to reproduce, portions of the Literary Work, including, without limitation, selections from, parts of, and/or photographs, charts, maps, drawings, index, illustrations and other illustrative or decorative material from the Literary Work, to the extent that the Publisher deems appropriate. Publisher may authorize copyright and permissions clearance organizations to act in full or in part on its behalf and Publisher shall account to the Author for royalties received from such organizations designated as arising from reproduction of the Literary Work.

ABRIDGMENT OR CONDENSATION RIGHTS

   8. "Abridgment or condensation rights" shall mean the exclusive right to publish, or to authorize others to publish, either as part of a book (as distinguished from a periodical), or as a separate book publication, an abbreviated version of the Literary Work, not exceeding two-thirds of the original version in length, all of which must be (i) in the original text, if it is an abridgment, or (ii) approved in writing by the Author, if it is a condensation.

SECOND PERIODICAL RIGHTS

   9. "Second periodical rights" shall mean the exclusive right to publish all or part of the Literary Work in a periodical (including a magazine or newspaper), serially or in one issue, after publication of the trade edition of the Literary Work.

TRANSCRIPTION RIGHTS

   10. "Transcription rights" shall mean the exclusive right to use the Literary Work, or any portion thereof, as a basis for phonographic, tape, wire, magnetic, electronic, light wave amplification, photographic, microfilm, microfiche, slides, filmstrips, transparencies, programming for any method of information storage, reproduction or retrieval, and for any other forms or means of copying, recording, storage or retrieval (now known or hereafter devised) the text of the Literary Work, including recordings made for the blind, but excluding any uses encompassed in the electronic rights.

ELECTRONIC RIGHTS

   11. "Electronic rights" shall mean the sole and exclusive right to use or adapt, and to authorize others to use or adapt, the Literary Work or any portion thereof, for one or more "electronic versions." As used herein, the term "electronic versions" shall mean any and all methods of copying, recording, storage, retrieval or transmission of all or any portion of the Literary Work, alone or in combination with other works OR MATERIALS (INCLUDING STILL PHOTOGRAPHS AND ILLUSTRATIONS, VIDEO FOOTAGE, SOUND AND ADDITIONAL TEXT), including in any multimedia work or electronic book, by any electronic, electromagnetic or other means now known or hereafter devised, including, without limitation, by analog or digital signal, whether in sequential or non-sequential order, on any and all physical media now known or hereafter devised including, without limitation, magnetic tape, floppy disks, interactive CD, CD-ROM, laser disk, optical disk, integrated circuit card or chip and any other human or machine readable medium, whether or not permanently affixed in such media, and the broadcast or transmission thereof by any means now known or hereafter devised, but excluding audio recording rights, video recording rights and all uses encompassed in the definitions of motion picture rights and television rights (provided that the exercise of any of the foregoing rights, if reserved herein by the Author or licensed to any third party, shall not preclude the exercise of electronic rights). ELECTRONIC RIGHTS TO THE LITERARY WORK ARE RETAINED BY THE AUTHOR. THE PUBLISHER ACKNOWLEDGES THAT THE AUTHOR IS USING REASONABLE EFFORTS TO NEGOTIATE FOR THE PUBLISHER'S ACQUISITION OF SUCH ELECTRONIC RIGHTS. THE TERMS OF SUCH ACQUISITION, IF COMPLETED, SHALL BE SUBJECT TO A SEPARATE AGREEMENT BETWEEN THE AUTHOR AND THE PUBLISHER.

AUDIO AND VIDEO RIGHTS

   12. (a) "Audio rights" shall mean the exclusive right to use or adapt, and to authorize others to use or adapt, the Literary Work or any portion thereof as the basis for one or more non-dramatic audio recordings. AUDIO RIGHTS ARE RETAINED BY THE AUTHOR.

      (b) "Video rights" shall mean the exclusive right to use or adapt, and to authorize others to use or adapt, the Literary Work or any portion thereof as the basis for one or more non-dramatic video recordings. VIDEO RIGHTS ARE RETAINED BY THE AUTHOR.

DIGEST RIGHTS

   13. "Digest rights" shall mean the exclusive right to publish, or to authorize others to publish, in any magazine - whether devoted exclusively to abbreviated versions, or consisting primarily of other material - an abbreviated version (abridged or condensed) of the Literary Work, which version shall be complete in one issue and shall not exceed approximately 30,000 words or one-half of the length of the Literary Work, whichever is less.

OTHER PUBLISHING RIGHTS

   14. "Other publishing rights" shall mean all publishing rights not specifically enumerated herein, whether now in existence or hereafter coming into existence.

SECONDARY RIGHTS

   15. "Secondary rights" shall mean all the rights defined in Part One Paragraphs 16 through 23 inclusive. The territory within which such rights are exercisable is set forth in Part Three Paragraph 47.

DRAMATIC RIGHTS

   16. "Dramatic rights" shall mean the exclusive right to use, or to authorize others to use, the Literary Work, title, plot, episodes, events, scenes and characters depicted therein, in whose or in part, for (i) writing a dramatic version thereof, or a drama in any way based thereon and (ii) producing or performing either of the above on the stage. DRAMATIC RIGHTS ARE RETAINED BY THE AUTHOR.

MOTION PICTURE RIGHTS

   17. "Motion picture rights" shall mean the exclusive right to use, or to authorize others to use, the Literary Work, title, plot, episodes, events, scenes and characters depicted therein, in whole or in part, for the purpose of making motion pictures primarily for exhibition in regular commercial channels, and shall include the allied motion picture rights. "Allied motion picture rights" shall mean (i) the exclusive right to condense, or to authorize others to condense, the Literary Work, or the commercial motion picture treatment thereof, into not more than 7,500 words, for the purpose of promoting motion pictures based on the Literary Work, and (ii) such limited radio or television rights as are customarily granted for the purpose of using those mediums to promote motion pictures based on the Literary Work. MOTION PICTURE RIGHTS ARE RETAINED BY THE AUTHOR.

THEME PARK RIGHTS

   18. "Theme park rights" shall mean the exclusive right to use all or any portion of the Literary Work in and in connection with amusement/tour/theme parks. Such rights shall include, without limitation, the right to (i) create, present, stage and/or perform any attraction, presentation, show and/or ride based upon and/or derived from the Literary Work; (ii) use "walk-around" performances by actors recreating characters in the Literary Work; (iii) use the Literary Work in and/or in connection with any such attraction, presentation, show and/or ride; and (iv) use any of the foregoing to advertise, exploit and/or promote any such amusement/tour/theme park. THEME PARK RIGHTS ARE RETAINED BY THE AUTHOR.

RADIO RIGHTS

   19. "Radio rights" shall mean the exclusive right to use, or to authorize others to use, the Literary Work, title, plot, episodes, events, scenes and characters depicted therein, in whole or in part, for AM, FM or other broadcasting. RADIO RIGHTS ARE RETAINED BY THE AUTHOR.

TELEVISION RIGHTS

   20. "Television rights" shall mean the exclusive right to use, or to authorize others to use, the Literary Work, title plot, episodes, events, scenes and characters depicted therein, in whole or in part, for broadcast performance on television. TELEVISION RIGHTS ARE RETAINED BY THE AUTHOR.

FIRST PERIODICAL RIGHTS

   21. "First periodical rights" shall mean the exclusive right to publish, or authorize others to publish, all or part of the Literary Work in a periodical (including a magazine or newspaper), serially or in one issue, before publication of the trade edition of the Literary Work.

COMMERCIAL RIGHTS

   22. "Commercial rights" shall mean the exclusive right to use, or to authorize others to use, in whole or in part, the Literary Work, the title of the Literary Work, and the names and characterizations of characters created in the Literary Work, as a basis for (i) trademarks or trade names for other products, or (ii) toys or games. COMMERCIAL RIGHTS ARE RETAINED BY THE AUTHOR.

FOREIGN LANGUAGE RIGHTS AND BRITISH COMMONWEALTH RIGHTS

   23. (a) "Foreign language rights" shall mean the exclusive right to translate or to authorize others to translate the Literary Work in whole or in part into one or more foreign languages, and to publish, or to authorize others to publish, such translations in any part of the world.

      (b) "British Commonwealth rights" shall mean the exclusive right to publish and to authorize others to publish the Literary Work in whole or in part in the English language in the British Commonwealth as defined by Publisher at the date of this agreement, excluding Canada and Israel.

      (c) Whichever party controls foreign language or British Commonwealth rights in the Literary Work shall control all publishing rights thereto as well as non-publishing primary rights. Non-publishing secondary rights shall in all instances be controlled by the party who is otherwise authorized to dispose of such rights pursuant to this agreement.

AUTHOR'S UNSHARED SECONDARY RIGHTS

   24. "Author's unshared secondary rights" shall mean all secondary rights as to which, under Part THIRD: A of the Publishing Agreement, the Author is to retain all the proceeds from disposition.

SHARED SECONDARY RIGHTS

   25. "Shared secondary rights" shall mean all secondary rights as to which, under Part THIRD: A of the Publishing Agreement, the Author and the Publisher are to share the proceeds from disposition.

SALE, DISPOSITION OR GRANT OF RIGHTS

   26. A "sale," "disposition" or "grant" of rights shall include an assignment, transfer, bargain or license of the rights referred to or of any interest or option relating to such rights.

PROCEEDS ON DISPOSITION OF PRIMARY RIGHTS

   27. "Proceeds on disposition of the primary rights" shall mean the gross amount received on the sale or disposition of such primary rights, less any costs and expenses incurred by the Publisher in connection with or by reason of such sale or disposition.

PROCEEDS ON DISPOSITION OF SECONDARY RIGHTS

   28. "Proceeds on disposition of the secondary rights" shall mean the gross amount received from the sale or disposition of such secondary rights, less any third party commission which may be paid for services rendered in connection with such disposition, either to the Author's agent designated in the Publishing Agreement or to any agent authorized by the Publisher to dispose of such secondary rights, PROVIDED THAT THE TOTAL AMOUNT SUBTRACTED FOR SUCH AGENT'S FEE SHALL NOT EXCEED 20% OF THE GROSS AMOUNT RECEIVED FROM THE PUBLISHER UPON SUCH DISPOSITION, and less any bank fees or other monetary transfer charges incurred by the Publisher or Author in connection with or by reason of such sale or disposition.

FINAL FORM

   29. "Final Form" shall mean a complete, legible, typewritten manuscript of the Literary Work (including photographs, charts, maps, drawings or index, if any of these are required), or, if Publisher requests, diskettes or other electronic format specified by Publisher containing the Literary Work, acceptable to the Publisher in content and form.

AGREED PUBLICATION DATE

   30. "Agreed publication date" shall mean the date on which the Publisher has agreed in the Publishing Agreement to publish the Literary Work.

ACTUAL PUBLICATION DATE

   31. "Actual publication date" shall mean the date of the first sale and shipment of the Literary Work.

BASE ROYALTY RATE

   32. "Base royalty rate" shall mean the royalty rates provided in Part
SECOND: B(i) and (ii) of the Publishing Agreement.

MAIL ORDER SALES

   33. "Mail order sales" shall mean sales of the Literary Work directly to the consumer through mail order coupon advertising, direct-by-mail solicitation, or other direct response sales employing the mails.

SPECIAL DISCOUNT SALES

   34. "Special discount sales" shall mean sales made in the United States outside regular trade channels at a discount of more than 50% from the catalog retail price. Sales to book clubs shall not be included under special discount sales.

AGREEMENT

   35. "Agreement" (or "this agreement") shall mean the Publishing Agreement and this Basic Agreement.


                                  PART TWO

                             Author's Warranties

The Author warrants and represents that:

SOLE AUTHOR AND PROPRIETOR

   36. Author is the sole author and proprietor of the Literary Work.

AUTHORITY TO GRANT

   37. Author has full power and authority to make this agreement and to grant the rights granted hereunder, and Author has not previously assigned, transferred or otherwise encumbered the same; and Author has no prior agreement, commitment, or other arrangement, oral or written, to write or participate in writing any other book-length work and will enter into no such agreement, commitment, or other agreement until after delivery of the manuscript of the Literary Work in Final Form, EXCEPT FOR AGREEMENTS OR COMMITMENTS PROVIDING FOR PUBLICATIONS BY THE AUTHOR INTENDED AS COMPANION BOOKS FOR A TELEVISION SERIES.

NOT PREVIOUSLY PUBLISHED, NOT IN PUBLIC DOMAIN

   38. The Literary Work is wholly original, has not been previously published, and is not in the public domain.

NO INFRINGEMENT

   39. The Literary Work does not infringe any statutory or common law copyright or any proprietary right of any third party.

NOT LIBELOUS

   40. The Literary Work does not invade the right of privacy of any third person, or contain any matter libelous or otherwise in contravention of the rights of any third person, and, if the Literary Work is not a work of fiction, all statements in the Literary Work asserted as facts are true or are based upon reasonable research for accuracy.

NOT UNLAWFUL

   41. (a) The Literary Work contains no matter which is obscene or matter the publication or sale whereof otherwise violates any federal or state statute or regulation, nor does Author's entering into this agreement violate any such statute or regulation, nor is the Literary Work in any other manner unlawful.

NOT INJURIOUS

       (b) Nothing contained in the Literary Work shall be injurious to the health of the user.

PERMISSIONS

       (c) If the Author incorporates in the Literary Work any writings, [drawings, photographs or other material] either previously published or not, either by the Author or another artist or writer, Author shall, prior to delivery of the Literary Work in Final Form obtain and, whenever requested by Publisher, deliver to the Publisher proper and complete written permission and authorization from the owner of the common law or statutory copyright or other right to use the same in the Literary Work and for the purpose of promotion or advertising the Literary Work throughout the world.

NEXT WORK

   42. The Literary Work will be the Author's next four books (whether under the Author's own name or otherwise), that he or she will not undertake to write any other work for publication in book form before delivery to the Publisher of the manuscripts for the Literary Work in Final Form, and that in no event will he or she publish or authorize publication of any other book-length work of which he or she is an author or co-author until six months after publication of the Literary Work, OR WITHIN EIGHTEEN MONTHS OF DELIVERY OF THE FINAL MANUSCRIPT FOR THE LITERARY WORK, WHICHEVER SHALL BE EARLIER, PROVIDED THAT THE TERMS OF THIS PARAGRAPH SHALL NOT APPLY TO PUBLICATIONS BY THE AUTHOR INTENDED AS COMPANION BOOKS FOR A TELEVISION SERIES.

INVESTIGATION BY PUBLISHER

   43. The Publisher shall be under no obligation to make an independent investigation to determine whether the foregoing warranties and representations are true and correct; and any independent investigation by or for the Publisher, or its failure to investigate, shall not constitute a defense to the Author in any action based upon a breach of any of the foregoing warranties.

EFFECT OF WARRANTIES AND REPRESENTATIONS

   44. The warranties and representations of Author hereunder are true on the date of the execution of this agreement and shall be true on the date of the actual publication of the Literary Work, and at all intervening times. The Publisher may rely on the truth of the warranties and representations herein in dealings with any third party in connection with the exercise or disposition of any rights in the Literary Work.

WARRANTIES TO SURVIVE TERMINATION

   45. Each of the foregoing warranties and representations shall survive the termination of this agreement.

                                PART THREE

                                Extent of Grant

TERRITORIAL EXTENT OF PRIMARY RIGHTS

   46. Under the grant of primary rights, the Publisher and its grantees shall have the exclusive right of publication throughout the world in the English language, the Spanish language and all other languages under its own name and under various trade names and imprints.

TERRITORIAL EXTENT OF SECONDARY RIGHTS

   47. The secondary rights are world-wide rights, and all provisions as to the disposition of such secondary rights and the sharing of the proceeds thereof shall apply equally in all countries of the world.

DURATION OF GRANT

   48. All rights granted under this agreement are, except where expressly subject to earlier termination, to continue in effect during the full term of the copyright of the Literary Work in the United States under the laws of the United States.

AUTHOR'S RIGHTS

   49. All rights not expressly granted by the Author to the publisher are reserved by the Author. The Author shall not exercise or dispose of any reserved rights in such a way as substantially to destroy, detract from, impair or frustrate the value of any rights granted herein to the Publisher, nor shall the Author publish or permit to be published during the term of this agreement any book or other writing based substantially on subject matter, material, characters or incidents in the Literary Work without the written consent of the Publisher. The Author has not granted and will not grant to any person (except to the Publisher), permission, authority, right or license for publication or distribution of the Literary Work in the open English language market, in a mass-market or trade paperback edition, sooner than the latter of one year following the publication of any British hardcover edition or three months following publication of the first United States mass market paperback edition. The Author shall not submit any full-length work or proposal therefor in any form to the Publisher or to any third party until he or she has delivered to the Publisher the complete manuscript of the Literacy Work in Final Form.

DISPOSITION OR EXERCISE BY PUBLISHER OF PRIMARY RIGHTS

   50. The Publisher shall have the exclusive right, but shall not be obligated, to dispose of or exercise any or all of the primary rights in the Literary Work. During the Author's lifetime, however, such right shall be subject to the Author's consent in case of disposition of mass market paperback rights, such consent not unreasonably to be withheld or delayed. The Publisher shall notify the Author promptly after each disposition of primary rights, but inadvertent failure to do so will not be deemed a breach of this agreement.

DISPOSITION OF AUTHOR'S UNSHARED SECONDARY RIGHTS

   51. The Author shall have the exclusive right to dispose of the Author's unshared secondary rights, and shall notify the Publisher promptly after each such disposition.

FLOW-THROUGH TO PUBLISHER

   52. [Until the Author's advance has earned out (after a reasonable reserve for returns), the Author shall be obligated to pay the Publisher all proceeds (less the agent's commission) resulting from the disposition of first periodical rights, foreign language rights and British Commonwealth rights, and such sums paid to the Publisher shall be credited in reduction of any unearned portion of the advance paid to the Author hereunder. The Publisher shall have the right to approve any disposition of such rights made before the Author's advance has earned out, such approval not unreasonably to be withheld. The Author's agent is hereby directed to make payments to the Publisher in accordance with this paragraph within 30 days after Author's agent's receipt thereof.]

DISPOSITION BY PUBLISHER OF SHARED SECONDARY RIGHTS

   53. The Publisher shall have the exclusive right, but shall not be obligated, as agent of the Author to dispose of the shared secondary rights as to which it has authority from the Author. The Publisher may appoint an agent to dispose of any rights of which the Publisher is authorized to dispose, PROVIDED THAT THE TOTAL AMOUNT SUBTRACTED FOR SUCH AGENT'S FEE SHALL NOT EXCEED 20% OF THE GROSS AMOUNT RECEIVED FROM THE PUBLISHER UPON SUCH DISPOSITION. When Publisher is specifically authorized to dispose of rights such authorization shall be deemed an agency coupled with an interest.

APPROVALS, SALES TO AFFILIATES

   54. Neither the Publisher nor the Author shall unreasonably withhold consent where such consent is requested in connection with the disposition or exercise of rights under this agreement. The Author and the Publisher shall each have the right to receive copies of any contracts made with respect to said rights on request therefor. The Publisher may sell copies of the Literary Work and license primary and secondary rights granted to Publisher in the Literary Work to Publisher's parent, subsidiaries, affiliates and divisions, provided that the terms for such sale or license shall be no less favorable to the Author than the terms which Publisher in its reasonable judgment would accept from an unrelated third party.

AUTHOR'S CONSENT

   55. When the Author's written consent or approval is requested under this agreement, if the Author, or Author's agent or estate does not answer the Publisher's request for such consent or approval within a reasonable time, or if after reasonable diligence the Publisher has not succeeded in informing the Author or Author's agent or estate that such consent or approval is desired, the Author shall be deemed to have given his or her consent.

AUTHOR'S NAME AND LIKENESS

   56. The Publisher may use the name, TRADEMARK, LOGO [and photograph] or other likeness of the Author on the cover and jacket and generally in connection with the advertising and promotion of the Literary Work, SUBJECT TO THE AUTHOR'S APPROVAL, SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD.

AUTHOR AND PUBLISHER TO EXECUTE DOCUMENTS

   57. The Author shall, when requested by the Publisher, execute all documents which may be reasonably necessary or appropriate to enable the Publisher to exercise or deal with any of the rights granted hereunder. Author hereby appoints Publisher to be Author's attorney-in-fact to execute in Author's name and to file any and all documents necessary to record in the Copyright Office the assignment of exclusive rights made to Publisher hereunder.

LICENSE WITHOUT FEE

   58. The Publisher is authorized to license publication of the Literary Work in Braille or large type editions for sale to the physically handicapped and is authorized to license publication of extracts of the Literary Work containing not more than approximately 500 words, or 10,000 words in connection with motion picture licenses, without compensation therefor. In the event compensation is received it shall be shared as provided in Part SECOND: B(iii) of the Publishing Agreement.

                                    PART FOUR

                                    Copyright

COPYRIGHT IN THE UNITED STATES

   59. The Publisher shall identify the Author as the owner of the copyright in the Literary Work and shall register such copyright in the United States in the name of the Author.

NOTICE

   60. The Publisher shall print in each copy of the Literary Work published by it any notice required to comply with the applicable copyright laws of the United States and the provisions of the Universal Copyright Convention and the Berne Copyright Convention.

PROTECTION OF COPYRIGHT IN DISPOSITION OF RIGHTS

   61. Any agreement made by the Author or by the Publisher to dispose of any rights in and to the Literary Work shall require the licensee or grantee to take all necessary and appropriate steps to protect the copyright in the Literary Work.

FOREIGN COPYRIGHT

   62. The Publisher may take such steps as it deems appropriate to copyright the Literary Work in countries other than the United States, but the Publisher shall be under no obligation to procure copyright in any such countries, and shall not be liable to the Author for any acts or omissions by it in connection therewith. The Author may copyright the Literary Work in any foreign country if the Publisher fails to take steps to obtain such a copyright within 30 days after receiving a written request from the Author to do so.


                                    PART FIVE

                           Royalties and Other Payments

COMPUTATION OF ROYALTIES GENERALLY

   63. When royalties are based on the catalog retail price they shall be computed on the basis of the number of copies actually sold by the Publisher, less returns. No royalties shall be computed on copies given away for review or promotion, nor on copies given to the Author.

ON MAIL ORDERS AND SPECIAL DISCOUNTS

   64. On mail order sales made by parties other than the Publisher and special discount sales the royalty shall be 5% of the net amount actually received from such sales. In no event shall sales made through traditional trade accounts, including price clubs, be considered special sales for the purposes of this paragraph.

ON SHEET AND EXPORT

   65. On copies sold for export to third parties or outside the United States by Publisher or its affiliates, and on unbound sheet sales, royalties shall be calculated at the applicable rate in paragraph SECOND B(i) and (ii) on the net amount actually received from such sales. No royalty will be payable to the Author with respect to any unbound sheet sales or full copy sales for export where such copies are furnished to a foreign licensee at the Publisher's cost plus a handling charge for such sheets and/or copies.

ON SALES FROM REDUCED PRINTINGS

   66. On sales made out of any new printings or bindings of 2,500 copies or less, made more than two years after publication date, royalties shall be computed at one-half the applicable rate in paragraph SECOND B(i) and (ii).

ROYALTY STATEMENTS AND PAYMENTS

   67. The Publisher shall render royalty statements and make accounting and royalty and other payments to the Author (a) in February for the preceding period April 1 to September 30, and (b) in August for the preceding period October 1 to March 31. Publisher may from time to time change such accounting periods provided no longer than six months elapses between any two accountings to the Author. If for any royalty period the current period total activity in the Author's account for the Literary Work is less than $100, then the Publisher may defer the rendering of a statement and payment until such royalty period as the cumulative activity since the last statement exceeds such amount. THE FOUR TITLES COMPRISING THE LITERARY WORK SHALL BE JOINTLY ACCOUNTED BY THE PUBLISHER, PROVIDED, HOWEVER, THAT NO ADVANCE PAYMENT DUE THE AUTHOR PURSUANT TO SECOND: B OF THIS AGREEMENT SHALL BE USED BY THE PUBLISHER TO RECOUP PRIOR ADVANCES MADE.

DETAILS TO BE SHOWN

   68. Royalty statements shall state the number of copies sold and returned during the period covered and the reserve for returns being held by the Publisher. If Author so requests in writing, the Publisher shall, within 60 days after its receipt of such request, advise the Author in available detail of the number of copies printed, sold, and given away during the current period covered by the last royalty statement rendered to the Author, as well as the approximate number of salable copies on hand at the end of said period.

BOOK CLUB SALES

   69. On sales to book clubs, the amount allocated as royalty or other compensation to the Publisher shall be divided equally between the Author and the Publisher. No royalty will be payable to the Author on unbound sheet sales or full copy sales to book clubs where such copies are furnished at the Publisher's cost plus a handling charge for such sheets and/or copies.

CERTAIN PRIMARY RIGHTS EXERCISED BY PUBLISHER

   70. (a) [On the exercise of textbook rights by publication under one of its own imprints royalties (but no further advance) shall be paid to the Author at the following rates: (i) 6% of the catalog retail price on the first 25,000 copies sold within the United States, exclusive of sales specified in subparagraph (iii) below; and (ii) 7 1/2% of the catalog retail price on all copies sold within the United States thereafter, exclusive of the sales specified in subparagraph (iii) below; and (iii) 5% of the net amount actually received on mail order sales, on all copies sold for export or outside the United States and on special discount sales.]

         (b) On Publisher's publication of a large print edition, or a hardcover reprint edition, [or a calendar] based upon the Literary Work under one of its own imprints, royalties (but no further advance) shall be paid to the Author at the following rates: (i) 10% of the net amount received by Publisher on all copies sold within the United States, exclusive of sales specified in subparagraph (ii) below, and (ii) 5% of the net amount received on mail order sales, on all copies sold for export or outside the United States and on special discount sales. [If the Literary Work is combined with another work or works in a calendar, the Author's royalty on such calendar shall be a pro rata share of the total royalty payable for such calendar, based on the proportion material from the Literary Work bears to the calendar as a whole.]

         (c) [On Publisher's exercise of commercial rights royalties (but no further advance) shall be paid to the Author at the following rates: (i) 10% of the net amount received by Publisher on all copies or units sold within the United States, exclusive of sales specified in subparagraph (ii) below, and (ii) 5% of the net amount received on mail order sales, on all copies sold for export or outside the United States and on special discount sales.]

         (d) [On the exercise of electronic rights under one of its own or its affiliated imprints royalties (but no further advance) shall be paid to the Author on electronic versions at the prevailing rate paid for similar uses.
If the Literary Work is combined with another work or works in an electronic version, the Author's royalty on such electronic version shall be a pro rata share of the total royalty payable for such electronic version, based on the proportion material from the Literary Work bears to the electronic version as a whole.]

         (e) [On the exercise of audio or video rights by publication under one of its own imprints royalties (but no further advance) shall be paid to the Author at the following rates: (i) 5% of the catalog retail price on the first 10,000 copies sold within the United States, exclusive of sales specified in subparagraphs (iv) and (v) below; (ii) 6% of the catalog retail price on the next 10,000 copies sold within the United States, exclusive of sales specified in subparagraphs (iv) and (v) below; and (iii) 7% of the catalog retail price on all copies sold within the United States thereafter, exclusive of the sales specified in subparagraphs (iv) and (v) below; and
(iv) one half of the then applicable royalty rate of any monies actually received by Publisher on copies sold by mail order, for export or outside the United States, for audio/book clubs and at special discounts (defined for purposes of this subparagraph as sales at discount of more than 55% from the catalog retail price); and (v) 50% of the net proceeds received on the disposition of any primary or secondary rights in the audio or video edition of the Literary Work.

REMAINDER AND SALVAGE SALES

   71. When the Publisher in its sole discretion determines that copies of the Literary Work are not readily salable at regular prices within a reasonable time, the Publisher may remainder copies of the Literary Work (but not earlier than 12 months from the actual publication date) or dispose of such copies as surplus at the best price obtainable. Notwithstanding anything set forth in this agreement, no royalty shall be payable on copies of the Literary Work sold at a discount of 85% or more from the catalog retail price. Publisher shall make no remainder sale without first offering copies to the Author at the estimated remainder price, provided, however, that inadvertent failure to offer such copies to the Author will not be deemed a material breach of this agreement.

PAYMENT OF ADVANCES

   72. The payment of advances to the Author, including such payment following delivery of the manuscript, shall not be deemed to be evidence either that the manuscript of the Literary Work is acceptable to the Publisher, or that the Author has complied with Author's warranties or other agreements hereunder.

OFFSET

   73. Any advance royalties or other sums paid to or on behalf of the Author under this agreement [or otherwise], and any amounts due from the Author to the Publisher, may be applied in reduction of any amounts payable to the Author under this agreement. In the event of any overpayment by the Publisher to the Author, the Publisher may, in addition to any other remedies available to it, recoup such overpayment by deducting it from any amount payable to the Author under this agreement [or any other agreement] between the Author and the Publisher. THE FOUR TITLES COMPRISING THE LITERARY WORK SHALL BE JOINTLY ACCOUNTED BY THE PUBLISHER, PROVIDED, HOWEVER, THAT NO ADVANCE PAYMENT DUE THE AUTHOR PURSUANT TO SECOND: B OF THIS AGREEMENT SHALL BE USED BY THE PUBLISHER TO RECOUP PRIOR ADVANCES MADE.

FREIGHT PASS-THROUGH

   74. In some instances Publisher prints on the jackets and/or covers of its books a suggested cover price that is higher than its catalog retail price. In such instances, where the royalty is based on the retail price, the catalog retail price, not the suggested cover price shall be the basis for the computation, PROVIDED, HOWEVER, THAT THE SUGGESTED COVER PRICE IS NO MORE THAN FIVE CENTS ($0.05) HIGHER THAN THE CATALOG RETAIL PRICE. The difference between the two prices enables the retailer to recoup its freight costs.

RESERVE FOR RETURNS

   75. Any amounts payable to the Author hereunder shall be subject to such reasonable reserve for returns of copies of the Literary Work as the Publisher shall establish in its reasonable discretion. FOLLOWING

THE THIRD FULL ACCOUNTING PERIOD AFTER PUBLICATION OF EACH BOOK COMPRISING THE LITERARY WORK, THE LEVEL OF RESERVE FOR RETURNS SHALL BE REEVALUATED BY THE PUBLISHER, BASED ON THE PREVIOUS SALES OF SUCH BOOK.

AUTHOR'S RIGHT TO EXAMINE BOOKS OF ACCOUNT

   76. The Author or the Author's representative may, upon written request, conduct a reasonable examination of the books and records of the Publisher insofar as they relate to the Literary Work for the period of two years immediately preceding such examination. Such examination shall be on Publisher's premises at a time convenient to Publisher, but no later than 90 days after Author's request for such examination. Statements rendered hereunder shall be final and binding upon the Author unless objected to in writing, setting forth the specific objections thereto and the basis for such objections, within two years after the date of the statement.

AUTHOR'S AGENT

   77. [If the Author has an agent, as indicated by the inclusion of an agent's name and address in the Publishing Agreement, until receipt by the Publisher of notice signed by the Author canceling the agent's authority hereunder, all payments accruing to the Author under this agreement shall be made to such Author's agent, and the receipt by the Author's agent shall constitute a full and valid discharge of the Publisher's obligations for such payments under this agreement. Author's agent is fully authorized to do and perform all acts on behalf of the Author in all matters arising out of or under this agreement, and the Publisher may conclusively rely upon such authority until actual receipt by Publisher of written notice, signed by the Author, canceling or limiting such authority. No such revocation or limitation shall affect the validity of any act of the agent prior to receipt of such notice by the Publisher to the extent that the Publisher has relied thereon.]


                                    PART SIX
                 Delivery of Manuscript and Correction of Proofs


FAILURE OF AUTHOR TO DELIVER WORK IN FINAL FORM

   78. (a) Timely delivery of the Literary Work in Final Form is essential to the Publisher and is of the essence of this agreement. Any extension of the delivery date must be in writing signed by the Publisher. If the Author fails to deliver the Literary Work in Final Form within the time specified, the Publisher shall have the option to give the Author a notice in writing terminating this agreement, and in such event the Publisher may then recover and the Author shall repay on demand all amounts advanced to the Author. In the event that the Author completes a manuscript for the Literary Work after termination of this agreement pursuant to the preceding sentence, then the Publisher shall have the option, exercisable within 30 days after receipt of said manuscript, to acquire the Literary Work on the same terms and conditions as provided in this agreement.

         (b) The Publisher shall not be obligated to accept or publish the Literary Work if in its sole judgment such work is not acceptable to it. If the Author delivers a manuscript of the Literary Work within the time specified, in what the Author represents to be Final Form, the Literary Work shall be deemed to be acceptable to the Publisher unless, within 90 days after receipt thereof by the Publisher, the Publisher [(1) notifies the Author in writing that in its editorial judgment the Literary Work is not acceptable to it, in which case the Author shall repay on demand all amounts advanced to the Author and upon such repayment this agreement shall terminate; or (2)] notifies the Author in writing of the reasons why the submitted manuscript is unacceptable (including, without limitation, reservations or questions of the Publisher concerning matters within any of the warranties, representations and agreements contained in Paragraphs 36-42), in which case the Author shall have a period of 60 days to respond to the satisfaction of the Publisher in respect to all subject matter of such notice, provided however that if the Publisher in its sole discretion determines to submit the manuscript to a legal review, the Author shall cooperate with Publisher or Publisher's counsel in such review and the time for Publisher to accept or reject the Literary Work shall be extended to 30 days after completion of the legal review. IF AFTER RESUBMITTING THE MANUSCRIPT, THE PUBLISHER NOTIFIES THE AUTHOR IN WRITING THAT IN ITS EDITORIAL JUDGMENT THE MANUSCRIPT IS STILL UNACCEPTABLE, THE AUTHOR SHALL REPAY AMOUNTS ADVANCED TO THE AUTHOR PURSUANT TO PARAGRAPH 78(C) BELOW, AND UPON SUCH REPAYMENT THIS AGREEMENT SHALL TERMINATE.

      (C) IN THE EVENT OF TERMINATION OF THIS AGREEMENT BECAUSE A COMPLETE MANUSCRIPT OR REVISED COMPLETE MANUSCRIPT IS UNACCEPTABLE AS PROVIDED IN SUBPARAGRAPH (B) ABOVE, THE AUTHOR OR THE AUTHOR'S DULY AUTHORIZED REPRESENTATIVE SHALL MAKE EVERY EFFORT TO SELL THE REMAINING UNPUBLISHED PORTIONS OF THE LITERARY WORK ELSEWHERE, AND THE AUTHOR SHALL BE OBLIGATED TO REPAY PORTIONS OF THE ADVANCES HEREUNDER (AS SET FORTH BELOW); BUT SUCH OBLIGATION SHALL BE LIMITED TO REPAYMENT FROM (I) THE FIRST (AND ALL) PROCEEDS OF ANY CONTRACTS WITH OTHERS CONCERNING THE LITERARY WORK OR ANY RIGHTS THERETO, INCLUDING, WITHOUT LIMITATION, RIGHTS LISTED IN PART ONE OF THE BASIC AGREEMENT AND (II) ANY PAYMENTS DUE AUTHOR FROM PUBLISHER FOR ANY REASON. AUTHOR HEREBY TRANSFERS AND ASSIGNS TO PUBLISHER, AS SECURITY FOR THE REPAYMENT OF ANY ADVANCES WHICH MAY BECOME REPAYABLE PURSUANT TO THIS PARAGRAPH, MONIES WHICH MAY HEREAFTER BECOME DUE OR OWING TO AUTHOR FROM OTHER PERSONS OR ENTITIES AS A RESULT OF AUTHOR'S RIGHTS WITH RESPECT TO THE LITERARY WORK, AND AUTHOR HEREBY AUTHORIZES PUBLISHER TO APPLY SUCH MONIES AS AND WHEN RECEIVED IN LIQUIDATION OF AUTHOR'S OBLIGATION TO REPAY SUCH ADVANCES, UNTIL SUCH OBLIGATION SHALL HAVE BEEN FULLY PAID. AUTHOR HEREBY AUTHORIZES SUCH OTHER PERSON OR ENTITY TO GIVE FULL FORCE AND EFFECT TO THIS ASSIGNMENT, AND HEREBY RELEASES AND DISCHARGES SUCH OTHER PERSON OR ENTITY FROM ANY AND ALL LIABILITY TO AUTHOR FOR ANY AND ALL PAYMENT OR PAYMENTS MADE TO PUBLISHER PURSUANT TO THIS PARAGRAPH. IF THE MANUSCRIPT FOR BOOK #1 IS DEEMED UNACCEPTABLE BY THE PUBLISHER PURSUANT TO THE TERMS SET FORTH IN PARAGRAPH 78(B), THE AUTHOR'S REPAYMENT OF ADVANCE MONIES HEREUNDER SHALL NOT EXCEED 50% OF THE TOTAL ADVANCES THERETOFORE MADE TO THE AUTHOR UNDER THIS AGREEMENT. IF THE MANUSCRIPT FOR BOOK #2 IS DEEMED UNACCEPTABLE BY THE PUBLISHER PURSUANT TO THE TERMS SET FORTH IN PARAGRAPH 78(B), THE AUTHOR'S REPAYMENT OF ADVANCE MONIES HEREUNDER SHALL NOT EXCEED 25% OF THE TOTAL ADVANCES THERETOFORE MADE TO THE AUTHOR UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IF THE MANUSCRIPT FOR BOOK #3 OR BOOK #4 IS DEEMED UNACCEPTABLE BY THE PUBLISHER PURSUANT TO THE TERMS SET FORTH IN PARAGRAPH 78(B), THE AUTHOR SHALL HAVE NO OBLIGATION TO REPAY TO THE PUBLISHER ADVANCE MONIES THERETOFORE MADE TO THE AUTHOR.

DELAY FOR AUTHOR'S ILLNESS

   79. If because of illness or any other factor beyond his or her control, the Author is unable to deliver the Literary Work by the date provided in the Publishing Agreement, the date for such delivery shall be extended for a reasonable time. If after the elapse of such reasonable time the Author continues to be unable to deliver the Literary Work or to satisfy the Publisher's request for changes or substantiation, then the Publisher may give written notice of termination, effective at the expiration of 60 days or such longer period as the Publisher may specify in such notice, and if the Author shall fail to deliver the manuscript in Final Form within such period then this agreement shall terminate and the Author shall repay on demand all amounts advanced to Author. If the Author dies prior to acceptance by the Publisher, whether or not following delivery of the manuscript in Final Form, the Publisher, in its sole discretion, may terminate this agreement upon giving a written notice of termination to the Author's personal representatives within 90 days of receipt by Publisher of notice of Author's death. In such event the Publisher may then recover from such personal representatives all amounts previously advanced hereunder.


FAILURE TO DELIVER PHOTOS, CHARTS, ETC.; CARE OF PROPERTY

   80. (a) If the Author fails to deliver
[photographs, charts, maps, drawings, or] the index, in cases where any of these are required by Publisher for the Literary Work, the Publisher shall have the right (but not the obligation) to cause the same to be prepared, and in such event the cost of such preparation shall be borne by the Author as follows:

[(i) Author shall pay such costs upon receipt of an invoice from the Publisher;
(ii) Publisher may withhold a portion of any advances payable to the Author under this agreement and deduct such costs from said advances; or (iii) at Publisher's option], Publisher may charge such cost to Author's royalty account, provided however that such cost shall not exceed One Thousand Dollars ($1,000.00). [if the advance payable to Author under this agreement is unearned one year after publication of the Literary Work, then Author will reimburse Publisher for such costs upon receipt of an invoice from Publisher.]

      (b) Publisher shall be responsible for only the same care of any property of Author in its hands as it takes of its own. Except in the case of Publisher's gross negligence, Publisher shall not be responsible for loss or damage to any property furnished by Author while in Publisher's custody or in the custody of anyone to whom delivery of such property is necessary in connection with the production of the Literary Work or is otherwise made with Author's consent. Author shall retain copies of any such property and, in the case of photographs, the negative for each photograph furnished.

CORRECTION OF PROOFS

   81. The Publisher shall supply the Author with one set of galley proofs and, at its option, page proofs, and the Author shall return each set of proofs with his or her corrections to the Publisher within 21 days of receipt thereof. The Publisher also shall proofread the proofs. If the Author shall fail to return the corrected proofs within the 21-day period herein specified, the Publisher may publish the Literary Work without the Author's approval of the proofs - provided, however, that if, because of illness or any other factor beyond his or her control, the Author informs the Publisher that he or she is unable so to retain the corrected proofs, his or her time for correcting such proofs shall be extended for another 21-day period, and after that period the Publisher may publish the Literary Work without the Author's approval of the proofs.


COST OF AUTHOR'S ALTERNATIONS

   82. If, in the correction of galley and page proofs, the Author requests changes from the text of the manuscript, the Author shall bear the cost of such changes over 15% of the original cost of composition, as follows: (i) Author shall pay such costs upon receipt of an invoice from the Publisher;
(ii) Publisher may withhold a portion of any advances payable to the Author under this agreement and deduct such costs from said advances; or (iii) at Publisher's option, Publisher may charge such cost to Author's royalty account, provided however that if the advance payable to the Author under this agreement is unearned one year after publication of the Literary Work, then the Author will reimburse Publisher for such costs upon receipt of an invoice from Publisher. At Author's request Publisher shall submit an itemized statement of such charges and shall make available corrected proofs for the Author's inspection at the Publisher's office.


NO OBLIGATION TO PUBLISH

   83. (a) Notwithstanding anything contained herein to the contrary, the Publisher shall not be obligated to publish the Literary Work if, in its sole and absolute judgment, whether before or after acceptance thereof, the Literary Work contains libelous or obscene material, or its publication would violate the right of privacy, common law or statutory copyright, or any other right of any person. In such event, Publisher shall be entitled on demand to the return of all monies advanced to the Author hereunder, and to terminate this agreement. Notwithstanding any request by Publisher for change or substantiation, nothing in this agreement shall be deemed to impose upon the Publisher any duty of independent investigation or to relieve the Author of any of the obligations assumed by Author hereunder, including, without limitation, the ongoing validity of Author's warranties and representations.

      (b) Notwithstanding anything contained herein to the contrary, the Publisher shall not be obligated to publish the Literary Work if, in its sole and absolute judgment, whether before or after acceptance thereof, supervening events or circumstances since the date of this agreement have, in the sole judgment of the Publisher, materially adversely changed the economic expectations of the Publisher in respect to the Literary Work at the time of the making of this agreement, and in such event all of the Publisher's rights in and to the Literary Work shall terminate and revert to the Author on the giving by the Publisher to the Author of notice of its decision, or, if the Publisher fails to do so, by the Author pursuant to Paragraph 84, and in any such event, except as provided in Paragraph 79, the Author shall be entitled as liquidated damages and in lieu of all damages and remedies, legal or equitable, to retain all payments theretofore made and one-half of the remaining payments due to the Author under this agreement.


                                  PART SEVEN

                            Delays in Publication


DELAYS DUE TO PUBLISHER'S FAULT

   84. The Publisher, in its sole and absolute discretion, shall have the right to reschedule publication of the Literary Work beyond the agreed publication date for a reasonable time. If publication of the Literary Work is delayed in the absence of excusable circumstances the Author's sole and exclusive remedy shall be to give the Publisher a notice in writing, stating that if the Publisher fails to publish the Literary Work within 60 days after the date of such notice, then all of the Publisher's rights in and to the Literary Work shall terminate at the end of such 60-day period; and if, in such event, the Publisher shall fail to publish the Literary Work within such 60-day period, all of the Publisher's rights in and to the Literary Work shall terminate and revert to the Author, and the Author shall be entitled, as liquidated damages and in lieu of all damages and remedies, legal or equitable, to retain all payments theretofore made to Author under this agreement.


DELAYS NOT DUE TO PUBLISHER'S FAULT

   85. If publication is delayed beyond the agreed publication date because of acts or conditions beyond the control of the Publisher or its suppliers or contractors, including (by way of illustration and not by way of limitation) war, shortages of material, strikes, riots, civil commotions, fire or flood, the agreed publication date shall be extended for A PERIOD EQUAL TO THAT OF THE DELAY, following removal of the cause of the delay.


                                  PART EIGHT

                          Disputes Between Parties

DISPUTES BETWEEN PARTIES

   86. IF A DISPUTE ARISES OUT OF OR RELATES TO THIS AGREEMENT, OR THE BREACH THEREOF, AND IF SUCH DISPUTE CANNOT BE SETTLED THROUGH DIRECT DISCUSSIONS BETWEEN THE PARTIES, THE PARTIES AGREE FIRST TO TRY IN GOOD FAITH TO SETTLE THE DISPUTE IN AN AMICABLE MANNER BY MEDIATION ADMINISTERED IN THE CITY, COUNTY AND STATE OF NEW YORK BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL MEDIATION RULES BEFORE RESORTING TO LITIGATION, OR ANY OTHER DISPUTE RESOLUTION PROCEDURE. THEREAFTER OR IN THE EVENT A PARTY DESIRES EQUITABLE RELIEF PRIOR TO THE COMPLETION OF THE MEDIATION PROCESS, EXCLUSIVE JURISDICTION FOR THE DETERMINATION OF ANY SUCH DISPUTE (OR THE PROVISION OF ANY SUCH RELIEF) is hereby vested in the Supreme Court, New York County, or, at the election of either party if the jurisdictional prerequisites at the time exist, in the United States District Court for the Southern District of New York, and each party hereto shall submit to the jurisdiction of either such court in the City and State of New York for the determination of any such dispute and hereby consents (in addition to service of process by any other means provided at the time by law) to service of process on him, her or it, as the case may be, by registered mail, first class postage prepaid, return receipt requested, addressed to the party named in such process at the address to which notices may be given pursuant to Paragraph 106 of this agreement. Such notice by mail so given shall confer jurisdiction upon such court.


                                  PART NINE

                  Indemnification and Defense of Litigation

INDEMNIFICATION BY AUTHOR

   87. The Author shall indemnify and hold the Publisher harmless against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) arising out of or for the purpose of avoiding any suit, proceeding, claim or demand or the settlement thereof, which may be brought or made against the Publisher by reason of the publication, sale, or distribution of, or disposition of rights in respect to the Literary Work, based on the contents of the Literary Work, except in connection with matters involving solely controversies arising out of or based on commercial transactions between the Publisher and its customers.

NOTICE OF SUITS BROUGHT

   88. Prompt notice of any suit, proceeding, claim or demand brought or made against the Publisher or Author shall be given to the Author or Publisher respectively.

COST OF DEFENDING SUITS

   89. If any suit, claim or demand is brought or made, other than as excepted in Paragraph 87, the Publisher may elect (i) to undertake the defense thereof, or (ii) to notify the Author to undertake the defense. If the Publisher does so notify the Author, the Author shall undertake such defense; and in such cases the Publisher may, at its option, join in the defense. In all the foregoing events the cost and expense of any defense shall be borne by the Author, unless the Author has, pursuant to notification from the Publisher, undertaken the defense and the Publisher at its option elects to join with the Author in the defense, in which case the total cost and expense (including reasonable attorneys' fees) shall be shared equally by the Publisher and Author.

LIMITATION ON LIABILITY

   90. Whenever any non-excepted suit, claim or demand is instituted, the Publisher may withhold payments due to the Author under this agreement between the Author and the Publisher. If a final adverse judgment is rendered in such a suit and is not discharged by the Author, the Publisher may apply the payments so withheld to its expenses and to the satisfaction and discharge of such judgment. Author shall be insured under the Publisher's liability policy which covers claims for libel and other forms of defamation, invasion of privacy or publicity and infringement of copyright or trademark arising from publication of the Literary Work, to the extent such policy is valid and collectible. In connection with such coverage and notwithstanding the other provisions of this Part Nine, with respect to all judgments, settlements and costs of defense, including attorneys' fees and other costs of claims covered by the policy, the Publisher and the Author shall share equally the first $100,000 of all such costs; thereafter the Author's liability shall be limited to 10% of all such costs up to the limits of the policy. Publisher shall retain counsel to represent Publisher and Author in any proceeding brought with respect to all such claims and shall control the defense of such claims, and Author shall cooperate fully with Publisher and said counsel in such defense. Notwithstanding the foregoing, Author shall be solely responsible for the cost of counsel separately retained by the Author for any reason and for judgments, settlements and costs of defense, including all attorneys' fees, attributable to a willful or reckless breach of this agreement by Author, and for any uninsured amount upon the finding of any copyright infringement. ANY SUMS WITHHELD PURSUANT TO THIS PARAGRAPH SHALL BE PLACED IN AN INTEREST BEARING ACCOUNT AND IF THE SUMS SO WITHHELD ARE PAID TO THE AUTHOR, THE AUTHOR WILL BE ENTITLED TO THE INTEREST EARNED ON THE PORTION OF THE SUMS PAID TO THE AUTHOR. IF A CLAIM DOES NOT RESULT IN COMMENCEMENT OF A LAW SUIT OR PROCEEDING WITHIN ONE YEAR AFTER IT IS FIRST ASSERTED, PUBLISHER SHALL RELEASE THE WITHHELD FUNDS, LESS ANY COSTS PUBLISHER MAY HAVE INCURRED THEREFOR, PROVIDED THAT PUBLISHER MAY AGAIN COMMENCE WITHHOLDING FUNDS SHOULD A SUIT OR PROCEEDING BE COMMENCED AFTER ANY RELEASE OF WITHHELD FUNDS.

                                  PART TEN

                            Infringement by Others

SUITS, BY PUBLISHER OR AUTHOR

   91. If during the existence of this agreement the copyright, or any other right in respect to the Literary Work, is infringed upon or violated, the Publisher may, at its own cost and expense, take such legal action, in the Author's name if necessary, as may be required to restrain such infringement and to seek damages therefor. The Publisher shall not be liable to the Author for the Publisher's failure to take such legal steps. If the Publisher does not bring such an action, the Author may do so in his or her own name and at his or her own cost and expense. Money damages recovered for an infringement shall be applied first toward the repayment of the expense of bringing and maintaining the action, and thereafter the balance shall be divided equally between the Author and Publisher.

                                 PART ELEVEN

                         Withdrawal From Publication


IF DISCONTINUED OR OUT OF PRINT

   92. If, at any time after the expiration of two years from the actual publication date, the Publisher allows all of its editions of the Literary Work to go out of print and such status continues in effect for six months after the Author has made a written request for Publisher to put the Literary Work back into print, and if there is no English language or foreign language reprint edition authorized by Publisher available or contracted for, then the Author may by a notice in writing terminate this agreement subject to any licenses previously granted by Publisher (and any renewals or extensions thereof) and Publisher's right to continue to share in the proceeds therefrom. In the event of such termination the Author shall have the right to purchase any available plates or film of the Literary Work at cost, and/or any remaining copies or sheets of the Literary Work at cost. If the Author does not purchase such plates, film, copies or sheets, then the Publisher may dispose of them at any price and retain the proceeds of such sale. The Publisher is under no obligation to retain any such plates, film, copies or sheets. The Literary Work shall not be deemed out of print as long as it is
(a) available in any edition, [including electronic editions], in Publisher's inventory; or (b) offered for sale by Publisher in its catalog or order form. [or (c) electronically stored and available to the consumer for retrieval.]


                                       PART TWELVE

                                   Breach by Publisher


TERMINATION FOR MATERIAL BREACH

   93. Except as otherwise specifically provided in this agreement, if the Publisher shall commit a material breach of this agreement and shall fail to remedy the breach within 60 days after receiving a written notice from the Author requesting the Publisher to remedy such breach, the Author may by a notice in writing (a) revoke the Publisher's right to publish the Literary Work, if it has not been published at such time; (b) require the Publisher to cease further publication of the Literary Work, if it has been published at such time, but in such event the Publisher shall be permitted to sell all copies of those editions of the Literary Work which have already been printed or are in the process of being printed; (c) revoke the grant to the Publisher of such of the other primary rights as the Publisher has not already exercised or disposed of; (d) revoke any power given to the Publisher to dispose of such secondary rights as have not already been disposed of; and
(e) revoke any grant of the rights made to the Publisher in the Publishing Agreement to share in the proceeds on disposition of such secondary rights as have not already disposed of. In such event the Author shall have the right to purchase any available plates or film of the Literary Work at cost, and/or remaining copies or sheets of the Literary Work already printed at the Publisher's manufacturing cost. If the Author does not purchase such plates, film copies or sheets, the Publisher may dispose of them at any price and retain the proceeds of such sale. The Publisher is under no obligation to retain any such plates, film, copies or sheets. Any right of the Author pursuant to Paragraph 76 shall survive such termination.



                                 PART THIRTEEN

                            Miscellaneous Provisions


PUBLISHER SHALL DETERMINE STYLE, ETC.

   94. The format, imprint, style of printing and binding, and all matters relating to the manufacture, sale, distribution and promotion of the Literary Work shall be determined at the sole discretion of the Publisher. The Publisher shall pay any and all costs incurred in connection with the illustrations and photographs to be used within the Literary Work. The Publisher acknowledges its intention to publish the Literary Work with an 8" X 10" trim size and approximately 130 four-color photographs throughout the Literary Work. The Publisher reserves the right to alter such specifications due to an increase in paper price, but such alteration shall be subject to the Author's approval, such approval not to be unreasonably withheld.

TITLE CHANGES

   95. The title of the Literary Work as set forth in the Publishing Agreement may be changed by mutual agreement of the Author and the Publisher.

SINGLE AUTHOR TO REPRESENT

   96. When there is more than one author, any one may be designated in writing to act on behalf of all the authors jointly, and the Publisher may rely on the acts of the author so designated as representative of and binding upon all authors; and in the absence of such designation, the Publisher may deal with any one of the authors as the agent and representative of all, and may rely on the acts of such author-representative as binding on all the authors. When there is more than one author, unless the Publishing Agreement specifies otherwise or until receipt by the Publisher of contrary instructions, the Publisher may assume that all authors share equally in proceeds payable hereunder and may either issue separate checks in equal amounts payable to each author severally or single checks payable jointly to all authors.

FREE COPIES FOR AUTHOR, PURCHASES BY AUTHOR

   97. The Publisher shall present the Author with ten free copies of each edition of the Literary Work published by the Publisher, upon publication. THE AUTHOR SHALL HAVE THE RIGHT TO PURCHASE ADDITIONAL COPIES FOR HIS OR HER OWN USE, AND NOT FOR RESALE, AT A 40% DISCOUNT FROM THE CATALOG RETAIL PRICE. THE AUTHOR SHALL HAVE THE RIGHT TO PURCHASE COPIES OF THE LITERARY WORK FROM THE PUBLISHER, SUBJECT TO AVAILABILITY OF STOCK THEREOF, FOR RESALE OR OTHER DISTRIBUTION OUTSIDE THE PUBLISHER'S REGULAR TRADE CHANNELS. THE PUBLISHER SHALL SELL SUCH COPIES AT THE FOLLOWING DISCOUNTS FROM THE SUGGESTED CATALOG RETAIL PRICE, FOB PUBLISHER'S WAREHOUSE: 1-999 COPIES PER ORDER: 55% OFF; 1000-4,999 COPIES PER ORDER: 57.5% OFF; 5,000-9,999 COPIES PER ORDER; 62.5%
OFF; AND 10,000 COPIES OR MORE PER ORDER, 67.5% OFF. PAYMENT FOR ALL SUCH PURCHASES SHALL BE MADE AS FOLLOWS:

                     50% ON OR ABOUT THE TIME OF CONFIRMATION OF THE ORDER, UPON NOTICE TO THE AUTHOR FROM THE PUBLISHER THAT SUCH PAYMENT IS DUE; AND

                     50% SIXTY DAYS AFTER DELIVERY OF THE FIRST SHIPMENT OF BOOKS TO THE AUTHOR, PROVIDED THE AUTHOR PROVIDES THE PUBLISHER WITH SATISFACTORY REFERENCES TO ESTABLISH CREDIT TO CARRY SAID BALANCE. IN THE EVENT AUTHOR IS UNABLE TO PROVIDE SUCH SATISFACTORY REFERENCES, THEN SAID BALANCE SHALL BE PAID IN FULL PRIOR TO SHIPMENT OF BOOKS TO THE AUTHOR.

ALL COPIES PURCHASED BY THE AUTHOR HEREUNDER ARE NON-RETURNABLE, AND NO ROYALTY SHALL BE PAID TO THE AUTHOR ON COPIES PURCHASED AT DISCOUNTS OF GREATER THAN 40% OFF.


REVISIONS

   98. (a) Author shall revise the first and subsequent editions of the Literary Work at the request of Publisher and supply any new matter necessary from time to time to keep the Literary Work up to date. THE TERMS FOR SUCH REVISIONS SHALL BE MUTUALLY AGREED UPON IN GOOD FAITH BY THE AUTHOR AND THE PUBLISHER. If Author shall neglect, be incapable, be unwilling or, in Publisher's judgment, will not be able to revise or supply new matter at a time and in a form satisfactory to Publisher, then Publisher shall have the right to engage some other person(s) to do so. When such revisions are not made by Author, Publisher may cause such fact to be evidenced in the revised edition. Publisher shall have all rights in connection with all subsequent editions which Publisher has in the original Literary Work.

         (b) [All royalties payable to the Author on each subsequent edition will be computed separately from the number of copies sold of prior editions. If individuals other than Author revise any editions of the Literary Work, then Author shall receive as royalties on he first such revised edition 50% of the royalties otherwise due hereunder. Thereafter, with respect to any subsequent edition to which the Author does not contribute, the royalty shall equal 50% less than Author received on the prior edition, through and including the third such revision, and on any revision subsequent thereto Author will not receive any royalties.]

PUBLISHER TO EXECUTE DOCUMENTS

   99. If any of the rights granted at the Publisher revert to the Author, the Publisher shall execute all documents which may be necessary or appropriate to revert all such rights in the Author.

ACCEPTANCE OF AGREEMENT

   100. This agreement shall be binding on the Publisher only when it has been signed by an authorized officer of the Publisher.

LAWS APPLICABLE TO AGREEMENT

   101. This agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and performed therein.

AGREEMENT ON BINDING ON SUCCESSORS IN INTEREST

   102. This agreement shall be binding upon and inure to the benefit of the executors, administrators and assigns of the Author, and upon and to the successors and assigns of the Publisher.

MODIFICATION OF AGREEMENT

   103. This agreement may not be modified, altered or changed except by an instrument in writing signed by BOTH PARTIES.

WAIVERS ARE NOT CUMULATIVE

   104. No waiver of any term or condition of this agreement, or of any breach of this agreement or of any part thereof, shall be deemed a waiver of any other term or condition of this agreement or of any later breach or of any part thereof, nor shall publication or continued publication or payment by the Publisher following notice or claim of facts which, if true, would constitute a breach of warranty, representation or agreement of the Author, constitute or imply any waiver by the Publisher of any defenses, rights or remedies of the Publisher. No failure by either party to assert any right under this agreement shall preclude any later assertion of such right.

VALIDITY AND ENFORCEABILITY

   105. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision hereof, and any such invalid or unenforceable provision shall be deemed to be severable.

NOTICES

   106. All notices to be given hereunder by either party shall be in writing and shall be sent to the other party at the respective addresses as they are given in the Publishing Agreement, unless said addresses are changed by either party by a notice in writing to the other party. All notices shall be sent by registered mail or other form of receipted or acknowledged delivery, INCLUDING, BUT NOT LIMITED TO NEXT DAY DELIVERY, including a fax transmission acknowledged as received by the party to which it is sent. A COPY OF ALL NOTICES TO BE GIVEN HEREUNDER BY EITHER PARTY SHALL ALSO BE SENT TO: CARL DESANTIS, ATTORNEY AT LAW, 11 EAST 44TH STREET, NEW YORK, NEW YORK 10017.

SINGULAR SHALL INCLUDE PLURAL

   107. Whenever required by the context in this agreement, the singular shall include the plural, and the masculine shall include the feminine and the neuter. The term "Author" shall include the "Authors" if there are more than one.

CAPTIONS, TABLE OF CONTENTS, ETC.

   108. Captions or printed marginal notes, and the table of contents of this agreement are for convenience only, and are not to be deemed part of this agreement.